For the fiscal year ended November 30, 1997.
File number: 811-7491

                          SUB-ITEM 77 D

                            EXHIBITS

          Policies with respect to security investment

     On  October  25,   1997  the  Directors
authorized  a modification of the investment
policies   of   the  Fund  to   expand   the
definition  of equity-related securities  to
include  common  stocks,  preferred  stocks,
rights,  warrants  and  debt  securities  or
preferred  stocks which are  convertible  or
exchangeable for common stocks or  preferred
stocks   and  master  limited  partnerships,
among others.

































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